EXHIBIT 10.5

CECO ENVIRONMENTAL CORP.

PROMISSORY NOTE

USD $3,000,000	May 15, 2009

FOR VALUE RECEIVED, the undersigned, CECO ENVIRONMENTAL CORP. (the “Company”), a Delaware corporation, hereby promises to pay to the order of ICARUS INVESTMENT CORP., an Ontario corporation or registered assigns (“Holder”), the principal sum of THREE MILLION DOLLARS ($3,000,000) (or such lesser amounts as may be outstanding from time to time under this Note) on the Maturity Date, as defined in Section 1 below. Unless otherwise set forth herein, all references to $ means United States dollars.

1. Maturity. This Note shall be due and payable upon the earlier to occur of the following events (the “Maturity Date”): (i) May 15, 2012; (ii) six (6) months after repayment of the Superior Debt (as defined in Section 8 below); or (iii) the closing (any such closing referred to as the “Closing”) of a Sale Transaction. For purposes of this Note, a Sale Transaction shall mean (i) a merger, consolidation, corporate reorganization, or sale of shares of stock of the Company as a result of which there is a change in control and/or the shareholders of the Company on the date hereof (“Current Shareholders”) own 50% or less of the outstanding shares of the Company on a fully-diluted basis immediately after the transaction and, including as outstanding for purposes of such calculation, any warrants, options or other instruments convertible or exchangeable into equity securities of the Company issued to persons other than the Current Shareholders in connection with the transaction or (ii) the sale of (A) fifty percent or more of the assets of the Company or (B) any subsidiary, division or line of business of the Company for total consideration in excess of USD $5 million.

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the rate of twelve percent (12%) per annum (the “Base Rate”) until the principal amount of this Note is paid in full. Accrued interest shall be due and payable on the fifteenth of each month with a final payment of accrued and unpaid interest due and payable on the Maturity Date. It shall not be a default hereunder and interest will not accrue on any portion of such interest payments if such interest payments are deferred (“Deferred Interest”) because payment of such interest payments will constitute a default under the Credit Agreement dated December 29, 2005, as amended (the Credit Agreement, as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) among the Company, certain of its affiliates and Fifth Third Bank, so long as the Deferred Interest is paid at the time and in the manner allowed by the Credit Agreement. In the Event of Default (as defined herein) interest shall accrue on all unpaid amounts due hereunder, including without limitation interest, at the rate of the Base Rate plus three percent (3%). If a judgment is entered against Lender on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

3. Payments. Payments of both principal and interest shall be made at the principal executive office of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America, provided, that Holder, in its sole discretion, may require that payments be made in Canadian funds, based on an exchange rate of 1.1789. The Company shall notify Holder prior to any payment, and Holder shall instruct the Company as to whether such payment shall be made in United States or Canadian funds.

So long as no Event of Default has occurred in this Note, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 10.5, then to interest and the remainder to principal.

4. Registration, Transfer and Exchange of Notes. The Company will keep at its principal office a register in which it will provide for the registration of and transfer of this Note, at its own expense (excluding transfer taxes). If this Note is surrendered at said office or at the place of payment named in this Note for registration of transfer or exchange (accompanied in the case of registration of transfer or exchange by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new notes in denominations of $10,000 or larger multiples of $1,000, as requested by the holder for the aggregate unpaid principal amount. Any note or notes issued in a transfer or exchange shall carry the same rights to increase notes surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a “Transfer”) of this Note, the Holder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information and documentation regarding the Transfer as the Company reasonably requests. If the Company so requests, the Holder shall at his expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company), in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer this Note unless the Holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

5. Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes.

6. Prepayment. The Company, at its option and without any premium, may prepay in whole or in part the principal amount of this Note at any time, subject to the terms of paragraph 3 herein.

7. Repayment of Notes. In the event the Company completes an equity financing or offering or a series of equity financing or offerings for a total consideration in excess of USD $10,000,000, then twenty-five percent (25%) of all such consideration in excess of USD $10,000,000 shall be used immediately, upon receipt by the Company, to pre-pay this Note, provided such payment is not a default by the Company under the Credit Agreement.

8. Events of Default.

8.1 Occurrences of Events of Default. Each of the following events shall constitute an “Event of Default” for purposes of this Note:

(a) if the Company fails to pay any amount payable under this Note and such default is not cured within 5 days of written notice from the Holder;

(b) if the Company breaches any of its representations, warranties or covenants set forth in this Note and such breach is not cured within thirty (30) days of notice of such breach;

(c) the commencement of an involuntary case against the Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary’s property, or ordering the winding-up or liquidation of the Company or one of its subsidiary’s affairs;

(d) if the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary’s property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

(e) if the Company’s business shall fail, as determined in good faith by the Holder and evidenced by the Company’s inability to pay its ongoing debts as such debts become due.

8.2 Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

9. Investment Representations of the Holder. With respect to the purchase of this Note, the Holder hereby represents and warrants to the Company as follows:

9.1 Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

9.2 Investment. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder is an “accredited investor” within the meaning of Regulation D, Section 501(a), promulgated by the Securities and Exchange Commission.

9.3 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

10. Miscellaneous.

10.1 Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

10.2 Governing Law. The Note shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of laws.

10.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

If to the Company:	CECO Environmental Corp.
3120 Forrer Street Cincinnati, Ohio 45209 Attention: Dennis W. Blazer

And if to the Holder, to the address or facsimile number of Holder as set forth on the Company’s records, or such other address as the Holder has provided to the Company by notice duly given.

10.4 Notice of a Sale Transaction. The Company shall give the Holder of this Note notice of the Closing of a Sale Transaction at least thirty (30) days prior to such Closing.

10.5 Collection. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys’ fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

10.6 Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.7 Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

10.8 Time. Time is of the essence in this Note.

10.9 Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

10.10 Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

10.11 Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

10.12 No Waiver by Holder. The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

10.13 Submission to Jurisdiction. BORROWER, AND ANY ENDORSERS, SURETIES, GUARANTORS AND ALL OTHERS WHO ARE, OR WHO MAY BECOME, LIABLE FOR THE PAYMENT HEREOF SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY (A) AGREE THAT ANY SUIT, ACTION, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT AND MAINTAINED IN THE COURTS IN AND FOR HAMILTON COUNTY, OHIO, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO; (B) CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS.

10.14 Waiver of Trial by Jury. HOLDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

[signature page follows]

CECO ENVIRONMENTAL CORP., a Delaware corporation

By:	/s/ Dennis W. Blazer
Dennis W. Blazer Vice President - Finance and Administration and Chief Financial Officer

ICARUS INVESTMENT CORP., an Ontario corporation

By:	/s/ Phillip DeZwirek
Phillip DeZwirek President